UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 16, 2007

EDISON MISSION ENERGY

(Exact name of registrant as specified in its charter)

DELAWARE	333-68630	95-4031807
(State or other jurisdiction of	(Commission file	(I.R.S. employer
incorporation)	number)	identification no.)

18101 Von Karman Avenue, Suite 1700

Irvine, California  92612

(Address of principal executive offices, including zip code)

949-752-5588

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This current report includes forward-looking statements. Edison Mission Energy has based these forward-looking statements on its current expectations and projections about future events based upon knowledge of facts as of the date of this current report and its assumptions about future events. These forward-looking statements are subject to various risks and uncertainties that may be outside Edison Mission Energy’s control. Edison Mission Energy has no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. This current report should be read with Edison Mission Energy’s Annual Report on Form 10-K for the year ended December 31, 2006.

Section 1 — Other Events

Item 8.01  Other Events.

In connection with a previously announced refinancing by Edison Mission Energy (“EME”), and in anticipation of EME’s quarterly filing on Form 10-Q, the following is a brief description of litigation recently commenced concerning the results of the Illinois power procurement auction in which EME’s wholly owned subsidiary, Edison Mission Marketing & Trading, Inc. (“EMMT”) was a participant.

As previously reported, EMMT participated successfully in the first Illinois power procurement auction, held in September 2006 according to rules approved by the Illinois Commerce Commission, and entered into two load requirements services contracts through which it is delivering electricity, capacity and specified ancillary, transmission and load following services necessary to serve a portion of Commonwealth Edison Company’s residential and small commercial customer load, using contracted supply from Midwest Generation.

On March 16, 2007, the Office of the Attorney General for the State of Illinois filed a complaint at the FERC alleging that the prices resulting from the Illinois auction resulted in unjust and unreasonable rates under the Federal Power Act and that participating wholesale sellers in the Illinois auction had colluded and manipulated the results of the auction. All successful participants in the Illinois auction, including EMMT, were named as respondents. The Office of the Attorney General asked the FERC to order refunds and to revoke the respondents’ market-based rate pricing authority. Details of many of the charges are not clear, because the public version of the complaint, which is the only version thus far made available to EMMT, is heavily redacted.

On April 4, 2007, EMMT was served with a complaint filed in the Circuit Court of Cook County, Illinois, by Saul R. Wexler, individually and on behalf of a class of similarly situated electric ratepayers in Illinois against Commonwealth Edison Company, Ameren Corporation, and all of the successful participants in the Illinois auction, including EMMT. The lawsuit alleges that the defendants, including EMMT, colluded and conspired to manipulate the auction results by price-fixing. The lawsuit seeks unspecified damages. On April 26, 2007, the defendants removed the complaint to the U.S. District Court for the Northern District of Illinois, Eastern Division.

On March 30, 2007, David Schafer, Tim Perry, Pat Martin and Michael Murray, individually and on behalf of a class of similarly situated electric ratepayers in Illinois, filed a complaint in the Circuit Court of Cook County, Illinois, against Commonwealth Edison Company, Ameren Corporation, and all of the successful participants in the Illinois auction, including EMMT. EMMT has not been formally served in the case. The lawsuit alleges that the defendants, including EMMT, colluded and conspired to manipulate the auction results by price-fixing. The lawsuit seeks unspecified damages. On April 26, 2007, the defendants removed the complaint to the U.S. District Court for the Northern District of Illinois, Eastern Division.

EME believes that EMMT’s actions in regard to the Illinois auction were appropriate and lawful and intends to defend vigorously all of the matters described above. However, at this time EME cannot predict the outcome of these matters.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Edison Mission Energy

Date:	April 26, 2007	/s/ W. James Scilacci
W. JAMES SCILACCI Senior Vice President and Chief Financial Officer